UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024

Vislink Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-5856795
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Clark Drive, Suite 125

Mt. Olive, NJ 07828

(Address of principal executive offices)

Registrant’s telephone number, including area code: 908-852-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VISL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On August 7, 2024, Vislink Technologies, Inc. (the “Company”) held the 2024 Annual Meeting of Stockholders (the “Meeting”). The total number of shares entitled to vote at the Meeting was 2,448,482, and there were present, in person or by proxy, 1,322,082 shares, which constituted a quorum for the Meeting. The matters were voted upon, and the results of the vote were as follows:

Proposal 1: Election of Directors

The following directors were elected to a one-year term of office expiring at the 2025 Annual Meeting of Stockholders:

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Susan G. Swenson	406,806	122,159	119,802	673,315
Carleton M. Miller	633,581	12,318	2,868	673,315
Jude T. Panetta	335,874	193,013	119,880	673,315
Ralph E. Faison	426,413	102,629	119,725	673,315
Brian K. Krolicki	324,148	222,412	102,207	673,315

Proposal 2: Ratification of Appointment of Marcum LLP as Independent Registered Public Accounting Firm

A proposal to ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2024, was adopted with the results of the voting for this proposal as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,295,989	15,676	10,417	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISLINK TECHNOLOGIES, INC.

Date: August 9, 2024	By:	/s/ Carleton M. Miller
	Name:	Carleton M. Miller
	Title:	Chief Executive Officer